UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of	001-35312 (Commission File No.)	68-0533453 (IRS Employer
incorporation)		Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota 55344

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed by Sunshine Heart, Inc. (the “Company”) in a Current Report on Form 8-K filed on March 29, 2017, on March 28, 2017, the Company was notified by The NASDAQ Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request for continued listing on Nasdaq pursuant to an extension through May 10, 2017 to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market; and specifically, the minimum $2.5 million stockholders’ equity requirement.

As previously disclosed by the Company via press release on April 24, 2017, and a Current Report on Form 8-K filed on April 25, 2017, the Company recently completed an underwritten public offering of units for gross proceeds of $9.2 million (the “Offering”). As a result of the Offering, the Company believes it now has stockholders’ equity in excess of the minimum $2.5 million requirement for continued listing on The Nasdaq Capital Market. The Company is awaiting confirmation from Nasdaq that it has evidenced compliance with all applicable requirements for continued listing on the exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE HEART, INC.

Dated: April 28, 2017	By:	/S/ CLAUDIA DRAYTON
Claudia Drayton, Chief Financial Officer